Unaudited Combined Condensed Consolidated Pro Forma Financial Data
The unaudited combined condensed consolidated pro forma financial information has been prepared using the acquisition method of accounting, giving effect to the merger of First Interstate with Cascade. The unaudited combined condensed consolidated pro forma balance sheet combines the historical information of First Interstate and Cascade as of March 31, 2017 and assumes that the merger was completed on that date. The unaudited combined condensed consolidated pro forma income statement combines the historical financial information of First Interstate and Cascade and give effect to the merger as if it had been completed as of the beginning of 2016. The unaudited combined condensed consolidated pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The financial information should be read in conjunction with the accompanying notes to the unaudited combined condensed consolidated pro forma financial information. Certain reclassifications have been made to Cascade’s historical financial information to conform to First Interstate’s presentation of financial information.
The actual value of First Interstate Class A common stock recorded as consideration in the merger is based on the closing price of First Interstate Class A common stock on the date prior of the merger being completed. The merger was completed as of May 30, 2017. For the pro forma financial information, the fair value of First Interstate Class A common stock that was issued in connection with the merger was based on First Interstate’s closing stock price of $34.30 as of May 30, 2017.
The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Cascade at their respective fair values and represents the pro forma estimates by First Interstate based on available fair value information as of the date of the merger date. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information.
The pro forma adjustments included in this section are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the merger will be determined after completion of thorough analyses to determine the fair value of Cascade tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited combined condensed consolidated pro forma financial information may change the amount of the purchase price allocated to other assets and liabilities and the residual goodwill value, and may impact First Interstate’s income statement due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Cascade’s shareholders’ equity, including results of operations from March 31, 2017 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this document.
First Interstate anticipates that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited combined condensed consolidated pro forma financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.
The unaudited combined condensed consolidated pro forma financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of First Interstate and Cascade, which are incorporated in this document by reference.

Unaudited Combined Consolidated Pro Forma Statement of Financial Condition
As of March 31, 2017*
(In thousands)

	FIBK Historical	CACB Historical	CACB Pro Forma Adjustments for Prior CACB Acquisitions**	CACB Adjusted	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$807,952	$157,268	$—	$157,268	$(165,867)	(1)	$799,353
Investment securities	2,148,559	608,916	—	608,916	4,876	(2)	2,762,351
Federal Home Loan Bank (FHLB) stock	—	3,838	—	3,838	—		3,838
Loans, net	5,323,548	2,092,240	5,170	2,097,410	(6,346)	(3)	7,414,612
Other real estate owned	9,428	1,727	—	1,727	—		11,155
Company-owned life insurance	199,262	56,869	—	56,869	—		256,131
Premises and equipment, net of accumulated depreciation	195,472	45,880	—	45,880	1,315	(4)	242,667
Mortgage servicing rights, net of accumulated amortization and impairment reserve	19,454	2,423	—	2,423	1,378	(5)	23,255
Deferred tax asset	—	40,333	(7,068)	33,265	(15,268)	(6)	17,997
Core deposit intangibles, net of accumulated amortization	9,018	11,943	(11,943)	—	47,950	(7)	56,968
Goodwill	212,820	85,852	(85,852)	—	227,350	(8)	440,170
Accrued interest receivable	27,712	—	—	—	—		27,712
Other assets	108,009	29,383	—	29,383	—		137,392
Total assets	$9,061,234	$3,136,672	$(99,693)	$3,036,979	$95,388		$12,193,601

Liabilities and Stockholders’ Equity
Deposits	$7,300,179	$2,714,781	$(320)	$2,714,461	$(934)	(9)	$10,013,706
Securities sold under repurchase agreements	587,570	—	—	—	—		587,570
Subordinated debentures held by subsidiary trusts	82,477	—	—	—	—		82,477
Long-term debt	27,994	—	—	—	—		27,994
Deferred tax liability	12,748	—	—	—	—	(6)	12,748
Accrued expenses and other liabilities	48,670	43,301	—	43,301	408	(10)	92,379
Total liabilities	8,059,638	2,758,082	(320)	2,757,762	(526)		10,816,874
Stockholders' Equity:
Preferred stock	—	—	—	—	—		—
Common stock	297,173	472,564	—	472,564	(86,595)	(11)	683,142
Retained earnings	707,016	(94,240)	(99,373)	(193,613)	182,775	(11)	696,178
Accumulated other comprehensive income, net	(2,593)	266	—	266	(266)	(11)	(2,593)
Total stockholders' equity	1,001,596	378,590	(99,373)	279,217	95,914		1,376,727
Total liabilities and stockholders' equity	$9,061,234	$3,136,672	$(99,693)	$3,036,979	$95,388		$12,193,601

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition
As of March 31, 2017
(Dollars in thousands)

*
Assumes that the acquisition of Cascade was completed as of March 31, 2017 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, investment securities, core deposit intangibles, deposits and fixed assets were determined by management of First Interstate. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

**	This column removes the unamortized purchase accounting adjustments from prior acquisitions executed by Cascade.

(1)
The pro forma adjustment of $165,867 includes $155,029 of cash consideration paid to acquire Cascade at a stated price of $1.91 for each share of Cascade common stock outstanding as of the balance sheet date and additional cash adjustments related to the cash pay-out of Cascade’s stock options and restricted stock units. Also included in the adjustments is $10,838 of cash paid for acquisition costs.

(2)	Represents the estimated $4,876 fair value adjustment to Cascade’s investment portfolio.

(3)
The pro forma adjustment of $6,346 includes an accretable component of $29,802 and a non-accretable component of $1,901 offset by the removal of Cascade’s pre-existing allowance for loan loss of $25,357, which is not carried over.

(4)	Represents a $1,315 write-up of the premises and equipment based upon fair value estimates.

(5)	Represents an incremental fair value adjustment for Cascade’s mortgage servicing assets of $1,378.

(6)
Represents adjustments in the net deferred tax assets of $15,268 resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The actual tax liability adjustment will depend on facts and circumstances existing at the completion of the merger. The existing Cascade deferred tax asset of $7,068 resulting from fair value adjustments is not carried over.

(7)
Represents the recognition of the fair value of the core deposit intangible asset and other identifiable intangible assets. The core deposits intangible asset approximates 1.8% of estimated core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits. The existing Cascade core deposit intangibles of $11,943 are not carried over.

(8)
Calculated to reflect the acquisition accounting adjustments related to the acquisition of Cascade. The consideration to be paid to acquire Cascade consists of the right to receive 0.14864 shares of First Interstate Class A common stock and $1.91 in cash for each issued and outstanding share of Cascade common stock. For purposes of this pro forma financial presentation, the fair value of First Interstate Class A common stock issued as consideration for the acquisition of was based on the May 30, 2017 closing price of First Interstate’s Class A common stock of $34.30 per share. The acquisition accounting adjustments assume that Cascade’s stockholders’ equity is eliminated and purchase price, goodwill and intangible assets are reflected on the financial statement of First Interstate pursuant to the application of acquisition accounting. The existing Cascade goodwill of $85,852 is not carried over.

Assumptions/Inputs
Cash	$155,029
Value of First Interstate common stock issued	385,969
Total consideration	540,998

Cascade’s net assets:
Cascade’s shareholders’ equity	279,217

Fair value adjustments:
Investment securities	4,876
Loans	(6,346)
Premises and equipment	1,315
Core deposit intangibles	47,950
Mortgage servicing rights	1,378
Time Deposits	934
Accounts Payable and Accrued Expenses	(408)

Fair value adjustments	49,699
Tax effect of fair value adjustments	(15,268)

Total adjustment of net assets acquired	34,431

Adjusted net assets acquired	313,648

Estimated goodwill	227,350

(9)
Represents a fair value adjustment to deposits to reflect the difference between portfolio yields and market rates for time deposits acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustment is the aggregate present value for the difference. The existing Cascade fair value adjustment of $320 is not carried over

(10)	Increase in fair value due to credit card incentive program and swap liability offset.

(11)	Reflects the elimination of Cascade’s stockholders’ equity and the issuance of 11,252,750 shares of First Interstate Class A common stock at a price of $34.30 per share.

Unaudited Combined Consolidated Pro Forma Statement of Operations
For the Three Months Ended March 31, 2017*
(In thousands, except for per share data)

	FIBK Historical	CACB Historical	CACB Pro Forma Adjustments for Prior CACB Acquisitions	CACB Adjusted	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Interest and fees on loans	$63,729	$21,554	$—	$21,554	$1,292	(1)	$86,575
Interest and dividends on investment securities	9,514	3,985	—	3,985	(253)	(1)	13,246
Interest on deposits in banks	1,212	—	—	—	—		1,212
Other income	2	82	—	82	—		84
Total interest income	74,457	25,621	—	25,621	1,039		101,117

Interest expense:
Interest on deposits	4,118	730	—	730	58	(1)	4,906
Interest on securities sold under repurchase agreements	248	—	—	—	—		248
Interest on long-term debt	453	—	—	—	—		453
Interest on subordinated debentures held by subsidiary trusts	745	—	—	—	—		745
Other borrowings	—	25	—	25	—		25
Total interest expense	5,564	755	—	755	58		6,377
Net interest income before provision for loan losses	68,893	24,866	—	24,866	981		94,740
Provision for loan losses	1,730	—	—	—	—		1,730
Net interest income after provision for loan losses	67,163	24,866	—	24,866	981		93,010

Non-interest income:
Payment services revenues	8,445	—	—	—	—		8,445
Mortgage banking revenues	6,548	—	—	—	—		6,548
Wealth management revenues	5,013	—	—	—	—		5,013
Service charges on deposit accounts	4,350	1,651	—	1,651	—		6,001
Other service charges, commissions and fees	2,676	—	—	—	—		2,676
Investment securities gains, net	2	—	—	—	—		2
Other income	2,073	1,062	—	1,062	—		3,135
Card issuer and merchant services fees, net	—	2,276	—	2,276	—		2,276
Earnings on BOLI	—	286	—	286	—		286
Mortgage banking income, net	—	1,147	—	1,147	—		1,147
Swap fee income	—	256	—	256	—		256
SBA gain on sales and fee income	—	798	—	798	—		798
Total non-interest income	29,107	7,476	—	7,476	—		36,583

Non-interest expense:
Salaries and employee benefits	35,357	12,628	—	12,628	—		47,985
Information technology	5,300	1,181	—	1,181	—		6,481
Occupancy and equipment	7,062	2,211	—	2,211	11	(1)	9,284
OREO expense, net of income	(48)	10	—	10	—		(38)
Professional fees	1,029	891	—	891	—		1,920

	FIBK Historical	CACB Historical	CACB Pro Forma Adjustments for Prior CACB Acquisitions	CACB Adjusted	Pro Forma Adjustments		Pro Forma Combined
FDIC insurance premiums	875	517	—	517	—		1,392
Mortgage servicing rights amortization	612	—	—	—	53	(1)	665
Mortgage servicing rights impairment recovery	(70)	—	—	—	—		(70)
Core deposit intangibles amortization	630	—	—	—	1,298	(1)	1,928
Acquisition expenses	705	—	—	—	(705)		—
Communications	—	593	—	593	—		593
Card issuer	—	872	—	872	—		872
Insurance	—	160	—	160	—		160
Other expenses	12,241	2,272	—	2,272	—		14,513
Total non-interest expense	63,693	21,335	—	21,335	657		85,685

Income before income tax expense	32,577	11,007	—	11,007	324		43,908
Income tax expense	9,451	4,245	—	4,245	113		13,809
Net income	$23,126	$6,762	$—	$6,762	211		$30,099

Basic earnings per common share	$0.52	$0.09					$0.54
Diluted earnings per common share	$0.51	$0.09					$0.53

Basic weighted average shares outstanding	44,680,258	75,059,838			11,252,750	(2)	55,933,008
Diluted weighted average shares outstanding	45,238,908	75,942,608			11,252,750	(2)	56,491,658

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations
For the Quarter Ended March 31, 2017
(Dollars in thousands)

*
Assumes that the acquisition of Cascade was completed as of the beginning of the earliest period presented utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, investment securities, core deposit intangibles, time deposits and fixed assets were determined by management of First Interstate. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments will be determined as of the merger completion date and will be amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities.

(1)	The following table summarizes the estimated period impact of the amortization (accretion) of the related acquisition accounting adjustments on the pro forma statement of operations (in thousands):

Category	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion) for the Quarter Ended March 31, 2017
Loans	various	LY	$1,292
Investment securities	10	LY	(253)
Premises and equipment	30	SL	11
Core deposit intangible	10	SD	1,298
Mortgage servicing rights	12	SD	53
Time Deposits	7	SD	58

____________________
Tax rate = 35%
SL - straight line method
SD - sum-of-the-years digits method
LY - level yield method

(2)
Pro forma basic and diluted weighted average common shares outstanding as of March 31, 2017 were determined by adding the number of shares issued to Cascade’s shareholders to First Interstate’s historical weighted average basic and diluted outstanding common shares outstanding as of March 31, 2017. The stock consideration paid to acquire Cascade consists of the issuance of 11,252,750 shares of First Interstate Class A common stock based upon the fixed exchange rate established in the merger agreement.